SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss. 240.14a-12

                               DONEGAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No.: _____________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                               DONEGAL GROUP INC.

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 20, 2000

                           ---------------------------

To the Stockholders of
DONEGAL GROUP INC.:

     The annual meeting of stockholders of Donegal Group Inc. will be held at 10:00 a.m., local time, on April 20, 2000, at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547. At the annual meeting, the stockholders will act on the following matters:

          1. The election of two Class B directors, to serve until the expiration of their three-year terms and until their successors are elected;

          2. The election of KPMG LLP as independent public accountants for the Company for 2000; and

          3. The transaction of any other business that is properly raised at the meeting.

     All stockholders of record as of the close of business on February 18, 2000 are entitled to vote at the annual meeting.

     The Company's 1999 Annual Report, which is not part of the proxy soliciting material, is enclosed.

     It is important that your shares be represented and voted at the annual meeting. Please complete, sign and return the enclosed proxy card in the envelope provided whether or not you expect to attend the annual meeting in person.

                                      By Order of the Board of Directors,

                                      /s/ Donald H. Nikolaus
                                          -------------------------------------
                                          Donald H. Nikolaus,
                                          President and Chief Executive Officer

March 24, 2000
Marietta, Pennsylvania

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THE ANNUAL MEETING....................................    1
     What is the purpose of the annual meeting?.............    1
     Who is entitled to vote at the meeting?................    1
     What constitutes a quorum?.............................    1
     What are the voting rights of the stockholders?........    1
     Who can attend the meeting?............................    2
     How do I vote?.........................................    2
     Can I change my vote after I return my proxy card?.....    2
     How do I vote my 401(k) plan shares?...................    2
     What are the Board's recommendations?..................    2
     What vote is required to approve each item?............    3
     Who will pay the costs of soliciting proxies on behalf
      of the Board of Directors?............................    3

STOCK OWNERSHIP.............................................    3
     Who are the largest owners of the Company's stock?.....    3
     How much stock do the Company's directors and executive
      officers own?.........................................    4
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................    5
     Relationship with the Mutual Company...................    5

ITEM 1 -- ELECTION OF DIRECTORS.............................    8
     Directors Standing for Election........................    8
     Directors Continuing in Office.........................    8
     The Board of Directors and Its Committees..............    9
     Compensation of Directors..............................   10
     Executive Compensation.................................   11
     Summary Compensation Table.............................   11
     Option Grants in Last Fiscal Year......................   12
     Options Exercised and Values for Fiscal Year 1999......   12
     Report of the Compensation Committee...................   12
     Comparison of Total Return on the Company's Common
      Stock with Certain Averages...........................   15
     Certain Transactions...................................   16

ITEM 2 -- ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS........   16

STOCKHOLDER PROPOSALS.......................................   16

OTHER MATTERS...............................................   17

                               DONEGAL GROUP INC.

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

     This proxy statement contains information relating to the annual meeting of stockholders of Donegal Group Inc. to be held on Thursday, April 20, 2000, beginning at 10:00 a.m., at the offices of the Company, 1195 River Road, Marietta, Pennsylvania 17547, and at any postponement, adjournment or continuation of the meeting. This proxy statement and the accompanying proxy are first being sent to stockholders on March 24, 2000.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the election of the Company's independent public accountants. In addition, the Company's management will report on the performance of the Company during 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record at the close of business on the record date, February 18, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement, adjournment or continuation of the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 8,618,558 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT ARE THE VOTING RIGHTS OF THE STOCKHOLDERS?

     Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the meeting.

     As of the record date, Donegal Mutual Insurance Company (the "Mutual Company") owned 5,322,575 shares of the Company's outstanding common stock, or approximately 61.8% of the Company's outstanding common stock. The Mutual Company has advised the Company that the Mutual Company will vote its shares for the election of C. Edwin Ireland and Donald H. Nikolaus as Class B directors and for the election of KPMG LLP as the Company's independent public accountants for 2000. Therefore, Messrs. Ireland and Nikolaus will be elected as Class B directors and KPMG LLP will be elected as the Company's independent public accountants for 2000, irrespective of the votes cast by the stockholders of the Company other than the Mutual Company.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked if you attend the meeting in person and request that your proxy be revoked, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY 401(K) PLAN SHARES?

     If you participate in the Donegal Mutual Insurance Company 401(k) Plan, you may vote the number of shares of common stock equivalent to the interest in common stock credited to your account as of the record date. You may vote by instructing Reliance Trust, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 10, 2000.

     If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     You may also revoke previously given voting instructions by April 10, 2000 by filing with the trustee either a written notice or revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

     o for election of the nominated Class B directors (see page 8); and

     o for election of KPMG LLP as the Company's independent public accountants for 2000 (see page 16);

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     OTHER ITEMS. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval of the election of independent public accountants. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Therefore, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO WILL PAY THE COSTS OF SOLICITING PROXIES ON BEHALF OF THE BOARD OF
DIRECTORS?

     The cost of soliciting proxies on behalf of the Board of Directors will be paid by the Company, including expenses of preparing and mailing this proxy statement. This solicitation will be made by mail and may also be made in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request, will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     The following table sets forth the amount and percentage of the Company's outstanding common stock beneficially owned by each person who is known by the Company to beneficially own more than 5% of its outstanding common stock. All information is as of February 18, 2000 unless otherwise noted.

                                                         SHARES           PERCENT OF
                     NAME OF INDIVIDUAL               BENEFICIALLY       OUTSTANDING
                    OR IDENTITY OF GROUP                 OWNED           COMMON STOCK
                    --------------------              ------------       ------------
5% HOLDERS:
  Donegal Mutual Insurance Company..................   5,322,575             61.8%
     1195 River Road
     Marietta, PA 17547

  Wellington Management Company, LLP................     497,966(1)           5.8%
     75 State Street
     Boston, MA 02109

------------------
(1) As reported by Wellington Management Company, LLP as of December 31, 1999 in a filing made with the Securities and Exchange Commission (the "SEC").

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table sets forth as of February 18, 2000 the amount and percentage of the Company's outstanding common stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group.

                                                                       SHARES           PERCENT OF
                     NAME OF INDIVIDUAL                             BENEFICIALLY        OUTSTANDING
                    OR IDENTITY OF GROUP                              OWNED(1)        COMMON STOCK(2)
                    --------------------                            ------------      ---------------
DIRECTORS:
  C. Edwin Ireland...............................................      20,263(3)             --
  Donald H. Nikolaus.............................................     397,204(4)            4.5%
  Patricia A. Gilmartin..........................................      11,728(3)             --
  Philip H. Glatfelter, II.......................................      14,156(3)             --
  R. Richard Sherbahn............................................       9,775(3)             --
  Robert S. Bolinger.............................................      11,164(3)             --
  Thomas J. Finley, Jr...........................................      10,397(3)             --
EXECUTIVE OFFICERS (5):
  Ralph G. Spontak...............................................     139,440(6)            1.6%
  William H. Shupert.............................................      82,225(7)             --
  Robert G. Shenk................................................      49,961(8)             --
  Frank J. Wood..................................................      44,672(9)             --
  All directors and executive officers as a group (13 persons)...     875,567(10)           9.5%

------------------
 (1) Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person's spouse, or individually by his or her spouse.
 (2) Less than 1% unless otherwise indicated.
 (3) Includes 8,889 shares of common stock the director has the option to purchase under the Company's Amended and Restated 1996 Equity Incentive Plan for Directors (the "Director Plan") that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement.
 (4) Includes 222,222 shares of common stock Mr. Nikolaus has the option to purchase under the Company's Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement.
 (5) Excludes Executive Officers listed under "Directors."
 (6) Includes 106,666 shares of common stock Mr. Spontak has the option to purchase under the Company's Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement.
 (7) Includes 50,666 shares of common stock Mr. Shupert has the option to purchase under the Company's Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement.
 (8) Includes 44,445 shares of common stock Mr. Shenk has the option to purchase under the Company's Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement.
 (9) Includes 40,889 shares of common stock Mr. Wood has the option to purchase under the Company's Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement.
(10) Includes 532,443 shares of common stock purchasable upon the exercise of options granted under the Equity Incentive Plan that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement, and 53,334 shares of common stock purchasable upon the exercise of options granted under the Director Plan that are currently exercisable or that become exercisable within 60 days after the date of this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of the Company, as well as persons who own more than 10% of a class of equity securities of the Company, file reports of their ownership of the Company's securities, as well as monthly statements of changes in such ownership, with the Company, the SEC and the Nasdaq Stock Market. Based upon written representations received by the Company from its officers, directors and more than 10% stockholders, and the Company's review of the monthly statements of ownership changes filed with the Company by its officers, directors and more than 10% stockholders during 1999, the Company believes that all such filings required during 1999 were made on a timely basis.

RELATIONSHIP WITH THE MUTUAL COMPANY

     The Company was formed by the Mutual Company in August 1986 and was a wholly owned subsidiary of the Mutual Company until November 1986, when the Company sold 600,000 shares of common stock in a public offering, thereby reducing the Mutual Company's ownership of the Company's outstanding common stock from 100% to approximately 79.5%, which subsequently increased to approximately 84%. In September 1993, the Company sold 1,150,000 shares of common stock in a public offering. At the same time, the Mutual Company sold 200,000 shares of the Company's common stock, reducing the Mutual Company's ownership of the Company's outstanding common stock to approximately 57%. From that date through February 18, 2000, the Mutual Company has at various times purchased an aggregate of 591,100 shares of the Company's common stock in the open market in exempt transactions under SEC Rule 10b-18 and in private transactions. In addition, since the adoption of the Company's Dividend Reinvestment Plan in July 1997, the Mutual Company has purchased 345,354 shares of the Company's common stock through the reinvestment of dividends. The Mutual Company owned 5,322,575 shares or approximately 61.8% of the Company's common stock as of February 18, 2000.

     The Company's operations are interrelated with the operations of the Mutual Company, and various reinsurance arrangements exist between the Company and the Mutual Company. The Company believes that its various transactions with the Mutual Company have been on terms no less favorable to the Company than the terms that could have been negotiated with an independent third party.

     The Mutual Company provides all personnel for the Company and certain of its insurance subsidiaries, including Atlantic States Insurance Company ("Atlantic States"), Delaware Atlantic Insurance Company ("Delaware Atlantic"), Southern Insurance Company of Virginia ("Southern") and Pioneer Insurance Company ("Pioneer"). Expenses are allocated to the Company, Delaware Atlantic, Southern and Pioneer according to a time allocation and estimated usage agreement, and to Atlantic States in relation to the relative participation of the Mutual Company and Atlantic States in the pooling agreement described herein. Expenses allocated to the Company under such agreement were $27,466,898 in 1999.

     The Mutual Company leases office equipment and automobiles from the Company, under a lease dated January 1, 1990. The Mutual Company made lease payments to the Company of $819,474 in 1999.

     The Mutual Company is currently a party to retrocessional reinsurance contracts with each of the Company's insurance company subsidiaries, Southern, Delaware Atlantic, Pioneer and Southern Heritage Insurance Company ("Southern Heritage"), whereby the Mutual Company reinsures each such company in respect of 100% of the net liability that may accrue to such company from its insurance operations and retrocedes 100% of the net liability back to such company, which such company assumes.

     The Mutual Company and Atlantic States participate in an underwriting pool, whereby Atlantic States cedes premiums, losses and loss adjustment expenses on all of its business to the Mutual Company and assumes from the Mutual Company a specified portion of the premiums, losses and loss adjustment expenses of the Mutual Company and Atlantic States. Substantially all of the Mutual Company's property and casualty insurance business written or in force on or after October 1, 1986 is included in the pooled business. Pursuant to amendments to the pooling agreement subsequent to October 1, 1986, the Mutual Company, which is solely responsible for any losses in the pooled business with dates of loss on or before the close of business on September 30, 1986, has increased the percentage of retrocessions of the pooled business to Atlantic States. As most recently amended, effective as of January 1, 1996, 65% of the pooled business has been retroceded to Atlantic States. All premiums, losses, loss adjustment expenses and other underwriting expenses are prorated among the parties on the basis of their participation in the pool. The pooling agreement may be amended or terminated at the end of any calendar year by agreement of the parties. The allocations of pool participation percentages between the Mutual Company and Atlantic States are based on the pool participants' relative amounts of capital and surplus, expectations of future relative amounts of capital and surplus and the ability of the Company to raise capital for Atlantic States. The Company does not currently anticipate a further increase in Atlantic States' percentage of participation in the pool, nor does the Company intend to terminate the participation of Atlantic States in the pooling agreement. Additional information describing the pooling agreement is contained in the Company's 1999 Annual Report to Stockholders, a copy of which is enclosed with this Proxy Statement.

     Atlantic States and the Mutual Company are also currently parties to a property catastrophe excess of loss reinsurance agreement whereby the Mutual Company reinsures Atlantic States for catastrophe losses in excess of $400,000 per event.

     The Mutual Company and Southern are parties to a reinsurance agreement, whereby the Mutual Company has reinsured 50% of Southern's business. Because the Mutual Company places substantially all of the business assumed from Southern in the pool, from which the Company has an allocation of 65%, the Company's operations include approximately 80% of the business written by Southern. Southern and the Mutual Company settle balances resulting from this reinsurance arrangement on a monthly basis. The Mutual Company and Southern are also parties to a property catastrophe excess of loss reinsurance agreement, whereby the Mutual Company reinsures Southern for catastrophe losses in excess of $300,000 and an excess of loss reinsurance agreement whereby the Mutual Company reinsures Southern for individual losses in excess of $100,000 up to a limit of $25,000.

     The Mutual Company and Delaware Atlantic are parties to an excess of loss reinsurance agreement, whereby the Mutual Company reinsures Delaware Atlantic for individual losses in excess of $50,000 up to a limit of $200,000. The Mutual Company and Delaware Atlantic are also parties to a property catastrophe excess of loss reinsurance agreement, whereby the Mutual Company reinsures Delaware Atlantic for catastrophe losses in excess of $300,000, and a quota share reinsurance agreement, whereby the Mutual Company reinsures Delaware Atlantic for 70% of its workers' compensation business.

     The Mutual Company and Pioneer are parties to an underlying excess of loss reinsurance agreement, whereby the Mutual Company reinsures Pioneer for losses in excess of $50,000 up to a limit of $200,000. The Mutual Company and Pioneer are also parties to a property catastrophe excess of loss agreement whereby the Mutual Company reinsures Pioneer for catastrophe losses in excess of $200,000.

     Effective January 1, 2000, the Mutual Company and Southern Heritage entered into a catastrophe agreement whereby the Mutual Company reinsures Southern Heritage for catastrophe claims in excess of $400,000 per event.

     On March 19, 1999, the Mutual Company, the Company and Donegal Financial Services Corporation, a Delaware corporation formed by the Mutual Company and the Company in 1999 ("Donegal Financial" and together with the Mutual Company and the Company, the "Applicants") filed an Application for Permission to Organize a Federal Stock Savings Bank and related holding company application with the Office of Thrift Supervision (the "OTS") pursuant to Section 10(e) of the Home Owners' Loan Act to organize a proposed de novo federal savings bank, to be known as Donegal Federal Savings Bank (the "Savings Bank"), the deposits of which will be insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"). An Application for Federal Deposit Insurance was filed on behalf of the Savings Bank with the FDIC on April 9, 1999. These applications currently remain under review by the OTS and the FDIC.

     The Savings Bank will be capitalized at an initial level of approximately $6.5 million in cash by the Mutual Company and the Company. It is currently anticipated that the Mutual Company will contribute 55.0% of the capital to Donegal Financial in exchange for 55.0% of Donegal Financial's outstanding common stock, and that the Company will contribute 45.0% of the capital in exchange for 45.0% of Donegal Financial's outstanding common stock. The Mutual Company contemplates entering into a Lease Agreement and an Administrative Services Agreement with the Savings Bank. Under the terms of the proposed Lease Agreement, the Savings Bank will lease 1,800 square feet of space from the Mutual Company for an annual rent based on an independent appraisal obtained by the Mutual Company.

     Under the terms of the proposed Administrative Services Agreement, the Mutual Company will be obligated to provide various human resource services, principally payroll and employee benefit administration, and administrative support, principally facility and equipment maintenance services and purchasing, to the Savings Bank as and when requested by the management of the Savings Bank, subject to the overall limitation that the costs to be charged by the Mutual Company may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the Administrative Services Agreement.

     All of the Company's officers are officers of the Mutual Company, five of the Company's seven directors are directors of the Mutual Company and three of the Company's executive officers are directors of the Mutual Company. The Company and the Mutual Company maintain a Coordinating Committee, which consists of two outside directors from each of the Company and the Mutual Company, none of whom holds seats on both Boards, to review and evaluate the pooling agreement between the Company and the Mutual Company and to be responsible for matters involving actual or potential conflicts of interest between the Company and the Mutual Company. The decisions of the Coordinating Committee are binding on the Company and the Mutual Company. The Company's Coordinating Committee members must conclude that intercompany transactions are fair and equitable to the Company. The purpose of this provision is to protect the interests of the stockholders of the Company other than the Mutual Company. The Coordinating Committee meets on an as-needed basis. The Company's members on the Coordinating Committee are Messrs. Bolinger and Finley. See "Election of Directors." The Mutual Company's members on the Coordinating Committee are John E. Hiestand and Frederick W. Dreher.

     Mr. Hiestand, age 61, has been a director of the Mutual Company since 1983 and has been President of Hiestand Memorials, Inc., a manufacturer of cemetery monuments, since 1977.

     Mr. Dreher, age 59, has been a director of the Mutual Company since 1996. He is a partner in the law firm of Duane, Morris & Heckscher LLP, where he has practiced since 1965. See "Item 1 -- Election of Directors -- Certain Transactions."

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors consists of seven members. Each director is elected for a three-year term and until his successor has been duly elected. The current three-year terms of the Company's directors expire in the years 2000, 2001 and 2002, respectively.

     Two Class B directors are to be elected at the annual meeting. Unless otherwise instructed, the proxies solicited by the Board of Directors will be voted for the election of the nominees named below, all of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

     The names of the nominees for Class B director and the Class A directors and Class C directors who will continue in office after the annual meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                        DIRECTORS STANDING FOR ELECTION

CLASS B DIRECTORS

                                                        DIRECTOR    YEAR TERM
NAME                                              AGE    SINCE     WILL EXPIRE*
----                                              ---   --------   ------------
C. Edwin Ireland................................  90      1986         2003
Donald H. Nikolaus..............................  57      1986         2003

------------------
*If elected at the annual meeting

                         DIRECTORS CONTINUING IN OFFICE

CLASS A DIRECTORS

                                                        DIRECTOR    YEAR TERM
NAME                                              AGE    SINCE     WILL EXPIRE
----                                              ---   --------   ------------
Robert S. Bolinger..............................  63      1986         2002
Patricia A. Gilmartin...........................  60      1986         2002
Philip H. Glatfelter, II........................  70      1986         2002

CLASS C DIRECTORS

                                                        DIRECTOR    YEAR TERM
NAME                                              AGE    SINCE     WILL EXPIRE
----                                              ---   --------   ------------
Thomas J. Finley, Jr............................  79      1986         2001
R. Richard Sherbahn.............................  71      1986         2001

     Mr. Bolinger has been President and Chief Executive Officer of Susquehanna Bancshares, Inc. since 1982 and of Farmers First Bank since 1976. Mr. Bolinger is also a director of Susquehanna Bancshares, Inc.

     Mr. Finley retired in 1985 as President and Chief Executive Officer of the Insurance Federation of Pennsylvania, a position he held for 18 years prior to his retirement.

     Mrs. Gilmartin has been an employee since 1969 of Donegal Insurance Agency, which has no affiliation with the Company, except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts. Mrs. Gilmartin has been a director of the Mutual Company since 1979.

     Mr. Glatfelter retired in 1989 as a Vice President of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of the Mutual Company since 1981 and has been Vice Chairman of the Mutual Company since 1991.

     Mr. Ireland is former Chairman of the Lancaster Industrial Development Authority. He retired from Hamilton Watch Company in 1970. Prior thereto, he was Vice President, Secretary and Treasurer of Hamilton Watch Company. Mr. Ireland has been a director of the Mutual Company since 1972 and Chairman of its Board of Directors since 1985. He has been Chairman of the Company's Board of Directors since 1986.

     Mr. Nikolaus has been President of the Mutual Company since 1981 and a director of the Mutual Company since 1972. He has been President of the Company since 1986. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972.

     Mr. Sherbahn has owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, since 1974. Mr. Sherbahn has been a director of the Mutual Company since 1967.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met five times in 1999. The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and, together with the Mutual Company, a four-member Coordinating Committee.

     The Company's Executive Committee met 20 times in 1999. Messrs. Nikolaus, Ireland and Glatfelter are the members of the Executive Committee. The Executive Committee has the authority to take all action that can be taken by the full Board of Directors, consistent with Delaware law, between meetings of the Board of Directors.

     The Audit Committee of the Company consists of Messrs. Bolinger, Glatfelter and Ireland. The Audit Committee, which met one time in 1999, reviews audit reports and management recommendations made by the Company's independent public accountants.

     The Nominating Committee of the Company consists of Messrs. Finley, Ireland and Glatfelter. The Nominating Committee, which met one time in 1999, is responsible for the nomination of candidates to stand for election to the Board of Directors at the annual meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of stockholders. The Nominating Committee will consider written nominations for directors from stockholders to the extent such nominations are made in accordance with the Company's By-laws. See "Stockholder Proposals."

     The Compensation Committee of the Company consists of Messrs. Ireland, Sherbahn and Glatfelter. The Compensation Committee met three times in 1999 to review and recommend compensation plans, approve certain compensation changes and grant options under and determine participants in the Company's Equity Incentive Plan.

                           COMPENSATION OF DIRECTORS

     Directors of the Company were paid an annual retainer of $17,000 in 1999 and were paid $500 for each meeting attended in excess of five per year. Directors who are members of committees of the Board of Directors received $250 for each committee meeting attended. If a director serves on the Board of Directors of both the Mutual Company and the Company, the director receives only one annual retainer. If the Boards of Directors of both companies meet on the same day, directors receive only one meeting fee. In such event, the retainer and meeting fees are allocated 35% to the Mutual Company and 65% to the Company.

     Pursuant to the Director Plan, each director of the Company and the Mutual Company receives an annual restricted stock award ("Restricted Stock Award") of 177 shares of the Company's common stock, provided that the director served as a member of the Board of Directors of the Company or the Mutual Company during any portion of the preceding calendar year. Pursuant to the Director Plan, each outside director of the Company and the Mutual Company is also eligible to receive non-qualified options to purchase shares of common stock in an amount determined by the Company's Board of Directors from time to time.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company and the Mutual Company during each of the three fiscal years ended December 31, 1999 for services rendered in all capacities to the chief executive officer of the Company and the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended
December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                       ANNUAL COMPENSATION (1)                ------------------------
                           ------------------------------------------------   RESTRICTED   SECURITIES
NAME AND                                                     OTHER ANNUAL       STOCK      UNDERLYING       ALL OTHER
PRINCIPAL POSITION         YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)   AWARDS ($)   OPTIONS (#)   COMPENSATION ($)
------------------         ----   ----------   ---------   ----------------   ----------   -----------   ----------------
Donald H. Nikolaus,        1999    377,931        1,972         10,356          2,766        100,000         103,173(2)
  President and Chief      1998    368,000      108,100         14,594          2,943        133,333         112,958
  Executive Officer        1997    356,000      137,807          7,725          2,050        133,334          95,010

Ralph G. Spontak,          1999    249,123        1,478          4,235          2,766         40,000          53,979(2)
  Senior Vice President,   1998    242,000       55,594          5,558          2,943         60,000          57,747
  Chief Financial          1997    235,000       78,444          2,943          2,050         66,666          50,636
  Officer and Secretary

William H. Shupert,        1999     98,827        1,478             --          2,766         10,000          33,831(2)
  Senior Vice President,   1998    100,000       27,797             --             --         20,000          46,144
  Underwriting             1997    160,000       65,723             --             --         37,333          49,075

Robert G. Shenk            1999    154,738        4,642             --             --         25,000          17,866(2)
  Senior Vice President,   1998    138,000       27,797             --             --         26,667          17,799
  Claims                   1997    130,000       19,417             --             --         26,667          15,153

Frank J. Wood              1999    123,385        3,701             --             --         10,000          22,746(2)
  Senior Vice President,   1998    116,000       27,797             --             --         21,333          24,060
  Marketing                1997    110,500       25,441             --             --         26,667          21,064

------------------
(1) All compensation of officers of the Company is paid by the Mutual Company. Pursuant to the terms of an intercompany allocation agreement between the Company and the Mutual Company, the Company is charged for its proportionate share of all such compensation.
(2) Represents contributions made by the Company under its defined contribution pension plan of $15,140 for Mr. Nikolaus, $15,140 for Mr. Spontak, $9,023 for Mr. Shupert, $14,614 for Mr. Shenk and $11,478 for Mr. Wood. In the case of Mr. Nikolaus, the total shown for 1999 also includes premiums paid under split-dollar life insurance policies of $30,973, premiums paid under a term life insurance policy of $3,009, directors and committee meeting fees of $25,400 and contributions made by the Company of $26,151 under the Company's Executive Restoration Plan, which is designed to restore certain retirement benefits to those individuals for whom contributions to the Company's pension and profit-sharing plans are restricted as a result of the application of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of Mr. Spontak, the total shown for 1999 includes premiums paid under a split-dollar life insurance policy of $5,322, premiums paid under a term life insurance policy of $1,122, directors and committee meeting fees of $19,200 and contributions made by the Company of $10,695 under the Company's Executive Restoration Plan. In the case of Messrs. Shupert, Shenk and Wood, the totals shown for 1999 also include term life insurance premiums of $5,674, $752 and $4,489, respectively.

     The following tables sets forth information with respect to options granted during the fiscal year ended December 31, 1999 to the persons named in the Summary Compensation table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                         ------------------------------------------------         VALUE AT
                                                       % OF TOTAL                              ASSUMED ANNUAL
                                          NUMBER OF     OPTIONS                                 RATE OF STOCK
                                         SECURITIES    GRANTED TO                            PRICE APPRECIATION
                                         UNDERLYING    EMPLOYEES    EXERCISE                   FOR OPTION TERM
                                           OPTIONS     IN FISCAL     PRICE     EXPIRATION   ---------------------
NAME                                     GRANTED (#)      YEAR       ($/SH)       DATE       5% ($)     10% ($)
----                                     -----------   ----------   --------   ----------   --------   ----------
Donald H. Nikolaus.....................    100,000(1)     23.1        8.00     12/16/2004    61,000      412,000
Ralph G. Spontak.......................     40,000(1)      9.2        8.00     12/16/2004    24,400      164,800
William H. Shupert.....................     10,000(1)      2.3        8.00     12/16/2004     6,100       41,200
Robert G. Shenk........................     25,000(1)      5.8        8.00     12/16/2004    15,250      103,000
Frank J. Wood..........................     10,000(1)      2.3        8.00     12/16/2004     6,100       41,200

------------------
(1) These options vest in three substantially equal cumulative annual installments on July 1, 2000, July 1, 2001 and July 1, 2002, respectively.

     The following table sets forth information with respect to options exercised during the year ended December 31, 1999 and held on December 31, 1999 by the persons named in the Summary Compensation Table.

               OPTIONS EXERCISED AND VALUES FOR FISCAL YEAR 1999

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING OPTIONS AT             IN-THE-MONEY
                                         SHARES                       FISCAL YEAR END         OPTIONS AT FISCAL YEAR END
                                        ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                   ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                   -----------   --------   -----------   -------------   -----------   -------------
Donald H. Nikolaus..................       --           --        222,222        144,445             --             --
Ralph G. Spontak....................       --           --        106,666         60,000             --             --
William H. Shupert..................       --           --         50,666         16,667             --             --
Robert G. Shenk.....................       --           --         44,445         33,889             --             --
Frank J. Wood.......................       --           --         40,889         17,111             --             --

                      REPORT OF THE COMPENSATION COMMITTEE

     THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED PROXY SOLICITATION MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

     Under the rules established by the SEC, the Company is required to provide certain information about the compensation and benefits provided to the Company's President and Chief Executive Officer and the other executive officers listed in the Summary Compensation Table. The disclosure requirements as to these officers include the use of specified tables and a report of the Company's Compensation Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company's other executive officers. The Compensation Committee of the Board of Directors has furnished the following report in fulfillment of the SEC's requirements.

     The Compensation Committee reviews the general compensation policies of the Company, including the compensation plans and compensation levels for executive officers, and administers the Company's Equity Incentive Plan and the cash incentive compensation program in which the Company's executive officers participate. No members of the Compensation Committee are former or current officers of the Company, or have other interlocking relationships as defined by the SEC.

     Compensation of the Company's executive officers has two principal elements: (i) an annual portion, consisting of a base salary that is reviewed annually and cash bonuses based on the Company's underwriting results, and (ii) a long-term portion, consisting of stock options. In general, the executive compensation program of the Company has been designed to:

       (i) Attract and retain executive officers who contribute to the long-term success of the Company;

      (ii) Motivate key senior executive officers to achieve strategic business objectives and reward them for the achievement of these objectives; and

     (iii) Support a compensation policy that differentiates in compensation amounts based on corporate and individual performance and responsibilities.

     A major component of the Company's compensation policy, which has been approved by the Compensation Committee, is that a significant portion of the aggregate annual compensation of the Company's executive officers should be based upon the Company's underwriting results as well as the contribution of the individual officer. For a number of years, the Company has maintained a cash incentive compensation program for the Company's executive officers. This program provides a formula pursuant to which a fixed percentage of the Company's underwriting results for the year is computed, as specified in the program, and then allocated among the executive officers selected to participate in the program for the particular year. The identity of the executive officers selected to participate in the program for the particular year as well as their participation in the amount determined by application of the fixed formula is based upon recommendations submitted by the Company's senior executive officers to the Compensation Committee. The Compensation Committee reviews those recommendations and fixes the percentage participation of the Company's executive officers in the program. The portion of the total compensation of the executive officers named in the Summary Compensation Table arising from the cash incentive compensation program formula was $13,271 in 1999 compared to $247,085 in 1998. In September 1999, the Company implemented a restructuring program designed to reduce the Company's expense ratio and to enable the Company to be more competitive in the difficult environment that has characterized the property and casualty insurance industry for the past several years. As part of the restructuring program, the Company recognized a one-time restructuring charge of $2,044,430, which substantially affected the Company's underwriting income for 1999 compared to 1998 as did losses incurred in connection with hurricanes in the fall of 1999. The Compensation Committee therefore believes that the amount of the incentive payments are tied directly to the Company's performance.

     The principal factors considered by the Company when it established the cash incentive compensation program were:

       (i) achievement of the Company's long-term underwriting objectives; and

      (ii) the Company's long-term underwriting results compared to the long-term underwriting results of other property and casualty insurance companies.

     Such factors as the Company's continued better-than-industry underwriting results, continued expense control and the successful implementation of the restructuring program, as evidenced by the Company's strong results of operations in the fourth quarter of 1999, enhancement of the skills of the Company's workforce, expansion of the Company's insurance products offered, the development of opportunities to expand the geographic reach of the Company's service area on a profitable basis, the integration of Southern Heritage, which was acquired in November 1998, and the Company's application to form a federal savings bank in order to offer a broader range of financial services to its policyholders and agents, as well as a subjective analysis of Mr. Nikolaus' leadership and performance, were considered by the Compensation Committee in approving Mr. Nikolaus' participation percentage under the Company's cash incentive program for 1999.

     The Company's executive officers participate in the Company's Equity Incentive Plan, under which stock options are granted from time to time at not less than the fair market value of the Company's common stock on the date of grant. The options typically vest over three years. The primary purpose of the Equity Incentive Plan is to provide an incentive for the Company's long-term performance. Such stock options provide an incentive for the creation of stockholder value over the long term because the full benefit of the options can be realized only if the price of the Company's common stock appreciates over time. Stock options exercisable for the purchase of 100,000 shares and 185,000 shares of the Company's common stock, respectively, were granted to Mr. Nikolaus and to all of the Company's executive officers as a group under the Equity Incentive Plan during 1999.

     Based upon all of the foregoing factors, the Compensation Committee believes the compensation of Mr. Nikolaus and the other executive officers of the Company is reasonable in view of the Company's performance and the contribution of those officers to that performance in 1999, as well as the performance of the Company in 1999 compared to the performance of other property and casualty insurance companies in 1999.

     Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation of more than $1 million paid to a company's chief executive officer or any executive officer named in its Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The policy of the Compensation Committee is to structure the compensation of the Company's executive officers, including Mr. Nikolaus, to avoid the loss of the deductibility of any compensation, although Section 162(m) will not preclude the Compensation Committee from awarding compensation in excess of $1 million, if it should be warranted in the future. The Company believes that Section 162(m) will not have any effect on the deductibility of the compensation of Mr. Nikolaus and the other executive officers named in the Summary Compensation Table for 1999.

                              DONEGAL GROUP INC. COMPENSATION COMMITTEE

                              C. Edwin Ireland
                              R. Richard Sherbahn
                              Philip H. Glatfelter, II

 COMPARISON OF TOTAL RETURN ON THE COMPANY'S COMMON STOCK WITH CERTAIN AVERAGES

     The following graph provides an indicator of cumulative total stockholder returns on the Company's common stock compared to the Russell 2000 Index and a peer group of property and casualty insurance companies selected by Value Line, Inc. The members of the peer group are as follows: 20th Century Industries, ACE Limited, Allmerica Financial Corporation, Allstate Corporation, American Financial Group Inc., W.R. Berkley Corporation, Berkshire Hathaway Inc., The Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corp., Fremont General Corporation, Frontier Insurance Group, Inc., Gainsco Inc., Hartford Financial Services Group, HCC Insurance Holdings, Inc., Markel Corporation, Mercury General Corporation, Old Republic International Corporation, Ohio Casualty Corporation, PMI Mortgage Group, The Progressive Corporation, RLI Corporation, Reliance Insurance Group, SAFECO Corporation, Selective Insurance Group, Inc., The St. Paul Companies, Inc., Transatlantic Holdings, Inc. and XL Capital Limited.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                   Donegal Group, Inc., Russell 2000 Index And
                   Value Line Insurance (Prop/Casualty) Index
                     (Performance Results Through 12/31/99)


                                    [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:

                      Donegal             Russell           Insurance
                     Group Inc.          2000 Index      (Prop/Casualty)
                     ----------          ----------      ---------------
     1994              100                 100                100
     1995              132.56              128.44             140.52
     1996              148.41              149.55             179.66
     1997              217.98              182.75             277.08
     1998              209.15              177.76             281.31
     1999               88.32              209.46             234.89

     Assumes $100 invested at the close of trading on December 31, 1994 in Donegal Group Inc. common stock, Russell 2000 Index and Value Line Insurance (Property/Casualty).
------------------

*Cumulative total return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS

     Donald H. Nikolaus, President and a director of the Company and the Mutual Company, is also a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to the Mutual Company since 1970 and to the Company since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York counties. Such firm is paid its customary fees for such services.

     Patricia A. Gilmartin, a director of the Company and the Mutual Company, is an employee of Donegal Insurance Agency, which has no affiliation with the Company except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts.

     Frederick W. Dreher, a director of the Mutual Company and one of the Mutual Company's representatives on the Coordinating Committee, is a partner in the law firm of Duane, Morris & Heckscher LLP, which represents the Company and the Mutual Company in certain legal matters. Such firm is paid its customary fees for such services.

              ITEM 2 -- ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of KPMG LLP as the Company's independent public accountants for 2000. The Company has been advised by KPMG LLP that none of its members has any financial interest in the Company. Election of KPMG LLP will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the annual meeting.

     A representative of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by stockholders at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000.

                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2001 annual meeting of stockholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 24, 2000.

     Pursuant to Section 2.3 of the Company's By-Laws, if a stockholder wishes to present at the Company's 2001 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors for consideration by the Nominating Committee of the Company's Board of Directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in the Company's By-Laws, which are summarized below. Written notice of any such proposal containing the information required under the Company's By-laws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the Company's Secretary at the Company's principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 during the period commencing on November 24, 2000 and ending on December 24, 2000.

     A written proposal of nomination for a director must set forth (A) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the Company beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. Only candidates nominated by stockholders for election as a member of the Company's Board of Directors in accordance with the By-law provisions summarized herein will be eligible to be considered by the Nominating Committee for nomination for election as a member of the Company's Board of Directors at such meeting of stockholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of stockholders.

     A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in accordance with the By-law provisions summarized above will be eligible for presentation at the 2001 annual meeting of stockholders, and any matter not submitted to the Company's Board of Directors in accordance with such provisions will not be considered or acted upon at the 2001 annual meeting of stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                      By Order of the Board of Directors,

                                      /s/ Donald H. Nikolaus
                                          -------------------------------------

                                          Donald H. Nikolaus,
                                          President and Chief Executive Officer

March 24, 2000

DONEGAL GROUP INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 20, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel J. Wagner and Ralph G. Spontak, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Donegal Group Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 20, 2000 at 10:00 a.m, and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.

PROXY

Election of Class B Directors, Nominees:

          C. Edwin Ireland
          Donald H. Nikolaus

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

/X/ Please mark your votes as in this example.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Class B Director and FOR Proposal 2.

The Board of Directors recommends a vote FOR the nominees for Class B Director and FOR Proposal 2.

                                                FOR         WITHHELD

1.   Election of Class B Directors              / /           / /
     (see reverse side)

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

--------------------------------------------------------------------------------

                                                FOR       AGAINST      ABSTAIN

2.   Proposal to elect KPMG LLP as the          / /         / /          / /
     independent public accountants for
     the Company for 2000.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

This proxy should be dated, signed by the stockholder exactly as his or her name appears below and returned promptly to First Chicago Trust Company of New York in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s)


                                             Date:                    , 2000
                                                  --------------------